EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Great Western Land and Recreation, Inc. (the “Company”) for the six months ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay N. Torok, Principal Financial Officer of the Company (see explanatory note), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jay N. Torok
Jay N. Torok
Chairman of the Board and
Principal Financial Officer
May 16, 2005

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. This certification is not being filed as part of this Report or as a separate disclosure document.

Explanatory note: Jerome L. Joseph left his position as Chief Financial Officer effective April 25, 2005. Jay N. Torok has been named the Principal Financial Officer for purposes of filing this report.